Contact:
Adam Bergman
Adam.Bergman@advanceautoparts.com

Direct	540-561-8450
Fax	540-561-6445

ADVANCE AUTO PARTS REPORTS FOURTH QUARTER AND ANNUAL RESULTS

ROANOKE, Va., February 15, 2007— Advance Auto Parts, Inc. (NYSE: AAP), a leading retailer of automotive aftermarket parts, accessories, batteries, and maintenance items, today announced its financial results for the fiscal fourth quarter and year ended December 30, 2006.

Earnings per diluted share for the fourth quarter were $0.33, compared to $0.36 last year. This year’s fourth quarter results include $0.03 per share of stock-option expense, whereas last year’s quarter does not include pro forma stock-option expense of $0.02 per share.

In the fourth quarter, sales increased to $1.02 billion from $964 million last year. Comparable-store sales increased 1.6% in the quarter, comprised of a 0.3% decrease in do-it-yourself (DIY) and a 7.9% increase in do-it-for-me (DIFM). The 1.6% comparable-store sales increase compares to a 6.3% increase in last year’s fourth quarter.

“2006 proved to be a challenging year, as sales did not meet our expectations,” said Mike Coppola, Chairman, President and CEO. “Our soft sales results hindered our ability to leverage expenses. We have embarked on a comprehensive assessment of our business, customers and capabilities, to better identify opportunities to allocate our capital and improve our performance.”

Fourth quarter gross margin was 47.1% of sales, a 40 basis point improvement compared to last year’s quarter, primarily reflecting improved procurement costs, ongoing category management initiatives and logistics efficiencies.

Fourth quarter selling, general and administrative (SG&A) expenses were 40.8% of sales, compared to 39.4% in fourth quarter 2005. This reflects approximately 70 basis points loss of leverage on rent, depreciation and other fixed costs from modest comparable-store sales. In addition, SG&A was unfavorably impacted by higher costs for workers’ compensation and auto liability, which in total accounted for another

ADVANCE AUTO PARTS REPORTS FOURTH QUARTER 2006 RESULTS
February 15, 2007

75 basis points. Non-comparable stock-option expense also increased SG&A in this year’s quarter by 45 basis points. Reductions in several other cost items partly offset the expense increases.

2006 Annual Results
For the year, sales grew to $4.62 billion from $4.26 billion last year. Comparable-store sales increased 2.1% over this time, comprised of a 0.3% decrease in DIY and a 10.8% increase in DIFM. The 2.1% comparable-store sales increase compares to an 8.7% increase in 2005. Gross margin expanded by approximately 50 basis points to 47.7%, while SG&A grew 120 basis points to 38.9% of sales, inclusive of 40 basis points of non-comparable stock-option expense. Earnings per share for the year are $2.16 (inclusive of 11 cents of non-comparable stock-option expense), compared to $2.13 in 2005 (which did not include pro forma stock-option expense of nine cents).

Store Information
During the fourth quarter, the Company opened 53 new stores, of which seven were Autopart International (AI) stores. The Company also relocated 16 existing stores, and remodeled 12 stores to the innovative Advance 2010 format in the fourth quarter. For the year, the Company relocated 47 stores, remodeled 189 stores, closed five stores, and opened 215 new stores, of which 25 were AI locations; AI now operates 87 stores. As of December 30, 2006, 1,956 (or 65%) of the Company’s Advance stores are 2010-format stores, and more than 81% of the Company’s Advance stores offer commercial delivery programs.

“During this slower sales environment, we will invest in our store base at a more conservative pace in 2007, until we complete our re-assessment to determine how we can best allocate our capital going forward,” Coppola said. “We have developed a lower-cost remodel program, which we believe can continue to drive sales improvements, while delivering a better return on investment. We also plan to open, remodel, and relocate fewer stores in 2007, which we believe will improve our SG&A and return on capital performance.”

Guidance
The Company is basing its earnings guidance on comparable-store sales for the first quarter and the year in the low single-digit range. First quarter comparisons represent our most-challenging year-over-year sales comparison. Quarter-to-date results are running within that range. For the first quarter, the Company anticipates modest gross margin improvement, and a slowing rate of growth in SG&A as compared to the fourth quarter. The Company forecasts first-quarter 2007 earnings per diluted share in the range of $0.68 to $0.72, which compares to $0.68 in last year’s first quarter. As previously disclosed, last year’s first quarter earnings per share benefited by approximately two cents from the resolution of certain tax contingencies.

For 2007, the Company anticipates new-store growth in the 200-210 range, from the opening of both Advance and AI stores. In addition, the Company expects to remodel approximately 150 stores and relocate approximately 35 existing stores. With comparable-store sales gains in the low single-digit range for the year, the Company would expect top-line growth to be in the high single digits, with earnings growth in the 10% to 15% range (EPS of $2.38 to $2.48).

ADVANCE AUTO PARTS REPORTS FOURTH QUARTER 2006 RESULTS
February 15, 2007

Dividend
On February 14, 2007, the Company’s Board of Directors declared a regular quarterly cash dividend of six cents per share be paid on April 6, 2007 to stockholders of record as of March 23, 2007.

Investor Conference Call
The Company will host a conference call on February 15, 2007, at 8:00 a.m. Eastern Standard Time to discuss its quarterly results. To listen to the live call, please log on to the Company’s Web site, www.AdvanceAutoParts.com, or dial (866) 908-1AAP. The call will be archived on the Company’s Web site until February 14, 2008.

About Advance Auto Parts
Headquartered in Roanoke, Va., Advance Auto Parts is the second-largest retailer of automotive aftermarket parts, accessories, batteries, and maintenance items in the United States, based on store count and sales. As of December 30, 2006, the Company operated 3,082 stores in 40 states, Puerto Rico, and the Virgin Islands. The Company serves both the do-it-yourself and professional installer markets.

Certain statements contained in this release are forward-looking statements, as that statement is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events or developments, and typically use words such as believe, anticipate, expect, intend, plan, forecast, outlook or estimate. These statements discuss, among other things, expected growth and future performance, including store growth, comparable-store sales, gross margin and SG&A rates, and earnings per share for first-quarter 2007 and fiscal year 2007. These forward-looking statements are subject to risks, uncertainties and assumptions including, but not limited to, competitive pressures, demand for the Company’s products, the market for auto parts, the economy in general, inflation, consumer debt levels, the weather, acts of terrorism, availability of suitable real estate, dependence on foreign suppliers and other factors disclosed in the Company’s 10-K for the fiscal year ended December 31, 2005, on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results described in these forward-looking statements. The Company intends these forward-looking statements to speak only as of the time of this news release and does not undertake to update or revise them, as more information becomes available.

-Financial Tables to Follow-

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 30,	December 31,
	2006	2005

Assets

Current assets:
Cash and cash equivalents	$11,128	$40,783
Receivables, net	97,046	94,689
Inventories, net	1,463,340	1,367,099
Other current assets	40,459	45,369
Total current assets	1,611,973	1,547,940

Property and equipment, net	994,977	898,851
Assets held for sale	1,548	8,198
Goodwill	33,765	67,094
Intangible assets, net	27,926	-
Other assets, net	12,492	20,066
	$2,682,681	$2,542,149

Liabilities and Stockholders' Equity

Current liabilities:
Bank overdrafts	$34,206	$50,170
Current portion of long-term debt	67	32,760
Financed vendor accounts payable	127,543	119,351
Accounts payable	651,587	629,248
Accrued expenses	252,975	265,437
Other current liabilities	47,042	44,498
Total current liabilities	1,113,420	1,141,464

Long-term debt	477,173	406,040
Other long-term liabilities	61,234	74,874
Total stockholders' equity	1,030,854	919,771
	$2,682,681	$2,542,149

NOTE: These preliminary condensed consolidated balance sheets have been prepared on a basis consistent with our previously prepared balance sheets filed with the Securities and Exchange Commission for our prior quarter and annual reports except for the effect of adopting Financial Accounting Standards Board's Statement No. 123 (revised 2004), "Share-Based Payment," (SFAS 123R) as of January 1, 2006, but do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
Twelve Week Periods Ended
December 30, 2006 and December 31, 2005
(in thousands, except per share data)
(unaudited)

	December 30,	December 31,
	2006	2005

Net sales	$1,016,150	$963,725

Cost of sales, including purchasing and warehousing costs	537,719	513,643

Gross profit	478,431	450,082

Selling, general and administrative expenses	409,767	379,614
Share-based compensation	4,579	126

Operating income	64,085	70,342

Other, net:
Interest expense	(7,845)	(7,702)
Other income, net	818	517
Total other, net	(7,027)	(7,185)

Income before provision for income taxes	57,058	63,157

Provision for income taxes	21,704	23,801

Net income	$35,354	$39,356

Basic earnings per share ( a )	$0.34	$0.36
Diluted earnings per share ( a )	$0.33	$0.36

Average common shares outstanding ( b )	105,292	108,280
Dilutive effect of stock options	949	1,498
Average common shares outstanding - assuming dilution	106,241	109,778

( a )
Basic and diluted earnings per share include $0.03 of share-based compensation for the twelve weeks ended December 30, 2006. The twelve weeks ended December 31, 2005 include only nominal share-based compensation prior to the adoption of SFAS 123R on January 1, 2006. On a pro forma basis, share-based compensation for the twelve weeks ended December 31, 2005 was $0.02 per basic and diluted share.

( b )
Average common shares outstanding is calculated based on the weighted average number of shares outstanding for the quarter. At December 30, 2006 and December 31, 2005, we had 105,351 and 108,198 shares outstanding, respectively.

NOTE: These preliminary condensed consolidated statements of operations have been prepared on a basis consistent with our previously prepared statements of operations filed with the Securities and Exchange Commission for our prior quarter and annual reports except for the effect of adopting SFAS 123R as of January 1, 2006, but do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
Fifty-Two Week Periods Ended
December 30, 2006 and December 31, 2005
(in thousands, except per share data)
(unaudited)

	December 30,	December 31,
	2006	2005

Net sales	$4,616,503	$4,264,971

Cost of sales, including purchasing and warehousing costs	2,415,339	2,250,493

Gross profit	2,201,164	2,014,478

Selling, general and administrative expenses	1,778,762	1,605,623
Share-based compensation	19,052	363

Operating income	403,350	408,492

Other, net:
Interest expense	(35,992)	(32,384)
Gain on extinguishment of debt, net	986	-
Other income, net	1,571	2,815
Total other, net	(33,435)	(29,569)

Income before provision for income taxes	369,915	378,923

Provision for income taxes	138,597	144,198

Net income	$231,318	$234,725

Basic earnings per share ( a )	$2.18	$2.17
Diluted earnings per share ( a )	$2.16	$2.13

Average common shares outstanding ( b )	106,129	108,318
Dilutive effect of stock options	995	1,669
Average common shares outstanding - assuming dilution	107,124	109,987

( a )
Basic and diluted earnings per share include $0.11 of share-based compensation for the fifty-two weeks ended December 30, 2006. The fifty-two weeks ended December 31, 2005 include only nominal share-based compensation prior to the adoption of SFAS 123R on January 1, 2006. On a pro forma basis, share-based compensation for the fifty-two weeks ended December 31, 2005 was $0.09 per basic and diluted share.

( b )
Average common shares outstanding is calculated based on the weighted average number of shares outstanding for the quarter. At December 30, 2006 and December 31, 2005, we had 105,351 and 108,198 shares outstanding, respectively.

NOTE: These preliminary condensed consolidated statements of operations have been prepared on a basis consistent with our previously prepared statements of operations filed with the Securities and Exchange Commission for our prior quarter and annual reports except for the effect of adopting SFAS 123R as of January 1, 2006, but do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
Fifty-Two Week Periods Ended
December 30, 2006 and December 31, 2005
(in thousands)
(unaudited)

	December 30,	December 31,
	2006	2005
Cash flows from operating activities:
Net income	$231,318	$234,725
Depreciation and amortization	139,423	119,938
Share-based compensation	19,052	363
(Benefit) provision for deferred income taxes	(6,562)	2,790
Excess tax benefit from share-based compensation	(5,272)	-
Tax benefit related to exercise of stock options	-	30,300
Loss on extinguishment of debt	1,887	-
Other non-cash adjustments to net income	2,637	1,123
(Increase) decrease in:
Receivables, net	(2,318)	21,819
Inventories, net	(92,239)	(130,426)
Other assets	9,412	(23,963)
Increase (decrease) in:
Accounts payable	22,339	35,610
Accrued expenses	15,264	32,805
Other liabilities	(1,337)	(3,452)
Net cash provided by operating activities	333,604	321,632

Cash flows from investing activities:
Purchases of property and equipment	(258,586)	(216,214)
Business acquisitions, net of cash acquired	(12,500)	(99,300)
Proceeds from sales of property and equipment	12,444	12,734
Net cash used in investing activities	(258,642)	(302,780)

Cash flows from financing activities:
(Decrease) increase in bank overdrafts	(15,964)	29,986
Increase in financed vendor accounts payable	8,192	62,455
Early extinguishment of debt	(433,775)	-
Dividends paid	(19,153)	-
Net borrowings (payments) on credit facilities	472,215	(31,200)
Payment of debt related costs	(1,070)	-
Proceeds from the issuance of common stock, primarily exercise
of stock options	17,203	32,275
Excess tax benefit from share-based compensation	5,272	-
Repurchase of common stock	(137,560)	(101,594)
Increase (decrease) in borrowings secured by trade receivables	23	(26,312)
Net cash used in financing activities	(104,617)	(34,390)

Net decrease in cash and cash equivalents	(29,655)	(15,538)
Cash and cash equivalents, beginning of period	40,783	56,321
Cash and cash equivalents, end of period	$11,128	$40,783

NOTE: These preliminary condensed consolidated statements of cash flows have been prepared on a consistent basis with previously prepared statements of cash flows filed with the Securities and Exchange Commission for our prior quarter and annual reports except for the effect of adopting SFAS 123R as of January 1, 2006, but do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Supplemental Financial Schedules
Fifty-Two Week Periods Ended
December 30, 2006 and December 31, 2005
(in thousands, except per share data)
(unaudited)

Reconciliation of Free Cash Flow

	December 30,	December 31,
	2006	2005

Cash flows from operating activities	$333,604	$321,632
Cash flows used in investing activities	(258,642)	(302,780)
	74,962	18,852

Increase in financed vendor accounts payable	8,192	62,455

Free cash flow	$83,154	$81,307

Note: Management uses free cash flow as a measure of our liquidity and believes it is a useful indicator to stockholders of our ability to implement our growth strategies and service our debt. Free cash flow is a non-GAAP measure and should be considered in addition to, but not as a substitute for, information contained in our condensed consolidated statement of cash flows.

Reconciliation of Non-GAAP Operating Metrics

	Twelve Weeks Ended			Fifty-Two Weeks Ended
	December 30,	December 31,	%	December 30,	December 31,	%
	2006	2005	change	2006	2005	change
Adjusted diluted earnings per share:

Diluted earnings per share	$0.33	$0.36	(8.3%)	$2.16	$2.13	1.4%
Pro forma share-based compensation	-	(0.02)		-	(0.09)
Adjusted diluted earnings per share	$0.33	$0.34	(2.9%)	$2.16	$2.04	5.9%

Adjusted selling, general and administrative (SG&A) expenses per store:

SG&A expense	$414,346	$379,740		$1,797,814	$1,605,986
Pro forma share-based compensation	-	4,244		-	15,177
Adjusted SG&A expense	414,346	383,984		1,797,814	1,621,163
Ending store count	3,082	2,872		3,082	2,872
SG&A expense per store	$134	$132	1.7%	$583	$559	4.3%
Adjusted SG&A expense per store	$134	$134	0.6%	$583	$564	3.3%

Note: Management believes adjusted diluted earnings per share and adjusted selling, general and administrative expenses per store are useful to our stockholders as they present a comparable measure of our operating results due to the adoption of SFAS 123R as of January 1, 2006. Adjusted diluted earnings per share and adjusted selling, general and administrative expenses per store are non-GAAP measures and should be considered in addition to, but not as a substitute for, information contained in our condensed consolidated statement of operations.